Shareholder Meeting Results

A special meeting of the Funds' shareholders was held on December 23, 1997, with adjournments to January 9, 1998 and February 20, 1998. Each matter voted upon at the meetings is set forth below. Votes recorded for the proposals approved on December 23, 1997 by shareholders of each of the Money Market Fund, Tax-Exempt Money Market Fund, Income Fund, Tax-Exempt Bond Fund and U.S. Government Securities Fund were included in their respective annual reports dated December 31, 1997.

1. The shareholders of each Fund were asked to approve the reorganization of each Fund into separate series of a Massachusetts Business Trust. The proposal was approved on February 20, 1998:

                                                      Shares                 Shares
                                                      Voted                  Voted
                                                      "For"                 "Against"              Abstained
                                               -------------------    --------------------    -------------------
     Bond & Stock Fund                              15,674,617                532,478              1,122,489
     Growth & Income Fund                           11,671,543                401,821                582,034
     Northwest Fund                                  7,655,651                390,318                465,269
     U.S. Government Securities Fund                 7,069,635                263,019                620,048
     Income Fund                                     6,624,154                175,309                468,425
     Tax-Exempt Bond Fund                           17,548,249                697,978              1,166,685
     Money Market Fund                             179,269,640             11,103,453             14,828,051
     Tax-Exempt Money Market Fund                   20,890,022                811,223              2,231,324

2. The shareholders of each Fund elected the following thirteen directors on December 23, 1997:

                                   Bond & Stock Fund              Growth & Income Fund                Northwest Fund
                             -----------------------------    -----------------------------    -----------------------------
                                                Shares                           Shares                          Shares
                                 Shares       Withholding         Shares       Withholding         Shares      Withholding
                                 Voted         Authority          Voted         Authority          Voted        Authority
                                 "For"          to Vote           "For"          to Vote           "For"         to Vote
                             -------------- --------------    -------------- --------------    -------------- --------------
     David E. Anderson         14,532,839       658,140         11,243,827       490,386          6,629,332      408,905
     Wayne L. Attwood, MD      14,552,700       638,279         11,249,965       484,249          6,639,258      398,979
     Arthur H. Bernstein       14,530,997       659,982         11,244,868       489,345          6,630,995      407,242
     Kristianne Blake          14,552,284       638,694         11,249,829       485,205          6,639,481      398,756
     Edmond R. Davis           14,534,056       656,923         11,243,169       491,865          6,631,872      406,365
     John W. English           14,534,732       656,247         11,247,409       487,625          6,628,920      409,318
     Anne V. Farrell           14,552,390       638,588         11,250,975       484,059          6,639,481      398,756
     Michael K. Murphy         14,554,957       636,022         11,249,562       483,442          6,639,922      398,315
     Alfred E. Osborne, Jr.    14,538,725       652,254         11,247,339       487,695          6,635,110      403,127
     William G. Papesh         14,554,957       636,022         11,249,562       483,442          6,639,441      398,797
     Daniel Pavelich           14,553,762       637,217         11,251,108       483,926          6,639,481      398,756
     Jay Rockey                14,551,988       638,991         11,248,450       484,553          6,638,024      400,213
     Richard C. Yancey         14,551,875       639,104         11,248,278       484,726          6,637,337      400,900

3. The shareholders of each Fund approved an amended Investment Management Agreement on December 23, 1997:

                                         Shares            Shares
                                         Voted              Voted
                                         "For"            "Against"         Abstained
                                     --------------    ---------------    -------------
     Bond & Stock Fund                 13,575,628          420,337          1,195,013
     Growth & Income Fund              10,685,741          388,169            660,304
     Northwest Fund                     6,152,505          337,400            548,333

4. The shareholders of each Fund approved an amended Distribution Plan of the Fund for its Class A shares on December 23, 1997 except for Class B shareholders of Northwest Fund and Tax-Exempt Money Market Fund who approved the proposal on February 20, 1998:

                                               Shares            Shares
                                               Voted              Voted
                                               "For"            "Against"         Abstained
                                           --------------    ---------------    -------------
     Bond & Stock Fund - Class A             11,692,893          396,961          1,173,720
     Bond & Stock Fund - Class B              1,442,505           53,639            194,470
     Growth & Income Fund - Class A           9,455,500          308,720            608,951
     Growth & Income Fund - Class B           1,020,812           59,600            134,649
     Northwest Fund - Class A                 5,446,234          276,467            540,121
     Northwest Fund - Class B                   825,903           50,691             80,669
     Tax-Exempt Money Market Fund - Class B      11,527                0                  0

5. The shareholders of each Fund approved certain amendments to its existing fundamental investment restrictions on December 23, 1997. Shareholders authorized each of the following Funds to invest in Rule 144A Securities:

                                    Shares           Shares
                                    Voted             Voted
                                    "For"           "Against"        Abstained
                                 ------------    ---------------   -------------
     Bond & Stock Fund            13,135,398         450,600         1,368,190
     Growth & Income Fund         10,476,312         368,320           743,600
     Northwest Fund                6,077,667         266,182           621,251